UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2014

TG Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3 Columbus Circle, 15th Floor

New York, New York 10019

(Address of principal executive offices, including Zip Code)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

TG Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders on Friday, June 6, 2014 at the offices of its legal counsel, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 at 10:30 a.m. Eastern Standard Time. Stockholders representing 31,304,385, or 83.20%, of the 37,624,407 shares entitled to vote were present in person or by proxy. Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. At the annual meeting, Proposals 1, 2 and 3 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated April 23, 2014 for the annual meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

Michael S. Weiss	Neil Herskowitz	Laurence N. Charney	William J. Kennedy	Mark Schoenebaum, MD	Yann Echelard

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Michael S. Weiss	21,378,998	259,426	0	9,665,961
Neil Herskowitz	21,448,258	190,166	0	9,665,961
Laurence N. Charney	21,605,473	32,951	0	9,665,961
William J. Kennedy	21,605,473	32,951	0	9,665,961
Mark Schoenebaum, MD	21,595,474	42,950	0	9,665,961
Yann Echelard	21,213,595	424,829	0	9,665,961

All six directors will serve on the board of directors of the Company until the 2015 annual meeting.

Proposal 2

CohnReznick LLP was approved as the Company’s independent registered public accountant for the fiscal year ending December 31, 2014.

The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,507,171	2,652,382	144,832	0

Proposal 3

An amendment to the Company’s Certificate of Incorporation to decrease its authorized share capital by 350,000,000 shares from 500,000,000 to 150,000,000 was approved.

Votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,583,368	25,999	29,057	9,665,961

Item 8.01.	Other Events.

At its board of directors meeting held on June 6, 2014, the Company’s board of directors approved the following changes to the compensation paid to non-employee directors:

•	Annual Retainer: Increased from $25,000 to $50,000; and

•	Additional Retainer for Audit Committee Chair: Increased from $5,000 to $10,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG THERAPEUTICS, INC.

(Registrant)

Date: June 10, 2014

By:  /s/ Sean A. Power

Name: Sean A. Power

Title: Chief Financial Officer